Exhibit 99.1

PRESS RELEASE, DATED JUNE 1, 2010, OF ENERSYS REGARDING FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2010

EnerSys Reports Fourth Quarter and Fiscal Year 2010 Results

Reading, PA, USA, June 1, 2010 — EnerSys (NYSE: ENS) the world’s largest manufacturer, marketer and distributor of industrial batteries, announced today results for its fourth quarter and fiscal year 2010, which ended on March 31, 2010. Net earnings for the fourth fiscal quarter of 2010 were $17.8 million or $0.36 per diluted share, including an unfavorable $0.09 per share impact from the $4.2 million, $6.2 million pre-tax, charge for restructuring plans. This compares to diluted net earnings per share of $0.05 for the fourth fiscal quarter of 2009, which included an unfavorable highlighted charge of $0.29 per share or $13.8 million, $19.2 million pre-tax, for restructuring plans. Net sales for the fourth fiscal quarter of 2010 were $450.5 million, an increase of 15% from the prior year fourth fiscal quarter net sales of $393.2 million and a 7% sequential quarterly increase from the third fiscal quarter of 2010’s net sales of $421.3 million. The 7% increase was the result of a 6% increase in organic volume, 3% from acquisitions, and 1% due to pricing, all of which was partially offset by 3% from weaker foreign currencies, primarily the euro and British pound.

Adjusted net earnings for the quarter, on a non-GAAP basis, were $0.45 per diluted share. This compares to the prior year fourth quarter net earnings of $0.34 per diluted share on an adjusted, non-GAAP basis. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

The Company’s operating results for its business segments for the fourth fiscal quarters of 2010 and 2009 are as follows (in millions):

	Fiscal quarter ended
	March 31, 2010	March 31, 2009
Net sales by Segment
Europe	$208.2	$179.3
Americas	206.4	180.4
Asia	35.9	33.5

Total net sales	$450.5	$393.2

Operating earnings
Europe	$7.7	$(0.8)
Americas	25.3	19.7
Asia	4.2	3.9
Restructuring charges-Europe	(6.2)	(11.2)

Total operating earnings	$31.0	$11.6

Net earnings for fiscal 2010 were $62.3 million or $1.28 per diluted share, and included the net unfavorable impact from highlighted charges of $0.16 per share. Highlighted charges include $9.6 million, $13.9 million pre-tax, for restructuring plans and $1.4 million, $2.0 million pre-tax, for fees related to acquisition activities, partially offset by the favorable $2.9 million tax free bargain purchase gain arising from the Oerlikon acquisition.

Net earnings for fiscal 2009 were $81.9 million or $1.66 per diluted share, and included the net unfavorable impact from net highlighted charges of $0.26 per share. Highlighted charges and credits included a favorable $0.18 per share from the $8.5 million, $11.3 million pre-tax, gain on sale of facilities, and total charges of $0.44 per share comprising: $15.9 million, $22.4 million pre-tax, for the restructuring plans; $3.4 million, $5.2 million pre-tax, for fees related to debt refinancing; $2.2 million, $3.4 million pre-tax, for a legal proceedings charge; and $0.2 million, $0.3 million pre-tax, for fees related to secondary stock offerings.

Excluding the highlighted charges and income items in both fiscal years, non-GAAP adjusted net earnings for fiscal 2010 were $70.4 million or $1.44 per diluted share, a 26% decrease when compared to non-GAAP adjusted net earnings for fiscal 2009 of $95.1 million or $1.92 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for fiscal 2010 were $1,579.4 million, a decrease of 19.9% from the prior fiscal year net sales of $1,972.9 million. The 19.9% decrease was the result of a 17% decline in organic volume and price decreases of 4%, both as a direct result of the recent economic slowdown. Acquisitions added approximately 1% to net sales.

The Company’s operating results for its business segments for the fiscal years ended March 31, 2010 and March 31, 2009 (in millions):

	Fiscal year ended
	March 31, 2010	March 31, 2009
Net sales by Segment
Europe	$742.0	$987.2
Americas	700.3	831.3
Asia	137.1	154.4

Total net sales	$1,579.4	$1,972.9

Operating earnings
Europe	$18.4	$64.9
Americas	88.4	79.2
Asia	20.5	12.8
Bargain purchase gain-Europe	2.9	—
Restructuring charges-Europe	(13.2)	(22.0)
Restructuring charges-Americas	(0.7)	(0.4)
Gain on sale of facilities-Europe	—	11.3
Acquisition activity expense-Europe	(0.7)	—
Acquisition activity expense-Americas	(1.3)	—
Legal proceedings charge-Europe	—	(3.4)

Total operating earnings	$114.3	$142.4

“We are pleased with our previously reported earnings of $1.44 per diluted share on an as adjusted basis,” said John D. Craig, chairman, president and chief executive officer of EnerSys. “The actions we have taken over the past one and one half years are reflected in our results. As we have noted on several occasions we believe that EnerSys has emerged from the economic downturn a leaner and stronger company.”

Craig added, “We maintain our previously announced guidance for our first quarter for non-GAAP adjusted net earnings per diluted share of $0.47 to $0.51 which excludes the expected charge of $0.02 from our ongoing restructuring programs.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities associated with its acquisitions and those charges and credits that are not directly related to operating unit performance and are unusual in nature. Because these charges are incurred as a result of an acquisition and in connection with secondary offerings on behalf of certain of our stockholders, they are not a valid measure of the performance of our underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Fiscal quarter ended
	March 31, 2010		March 31, 2009
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings (1)	$17.8		$2.5
Non-GAAP adjustments, net of tax:
Restructuring charge-Europe	4.2	(3)	13.5	(3)
Restructuring charge-Americas	—		0.3	(3)

Non-GAAP adjusted net earnings	$22.0		$16.3

Outstanding shares used in per share calculations
Basic	48,342,392		47,906,3644

Diluted	49,201,668		47,951,003

Non-GAAP adjusted net earnings per share:
Basic	$0.45		$0.34

Diluted	$0.45		$0.34

Reported net earnings per share:
Basic	$0.37		$0.05

Diluted	$0.36		$0.05

	Fiscal year ended
	March 31, 2010		March 31, 2009
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings (1)	$62.3		$81.9
Non-GAAP adjustments, net of tax:
Bargain purchase gain-Europe	(2.9)	(2)	—
Gain on sale of facilities-Europe	—		(8.5)	(5)
Legal proceedings charge-Europe	—		2.2	(6)
Restructuring charge-Europe	9.1	(3)	15.6	(3)
Restructuring charge-Americas	0.5	(3)	0.3	(3)
Refinancing related charges-Americas	—		3.4	(7)
Secondary offering fees-Americas	—		0.2	(8)
Acquisition activity expense-Americas	0.9	(4)	—
Acquisition activity expense-Europe	0.5	(4)	—

Non-GAAP adjusted net earnings	$70.4		$95.1

Outstanding shares used in per share calculations
Basic	48,122,207		48,824,434

Diluted	48,834,095		49,420,303

Non-GAAP adjusted net earnings per share:
Basic	$1.46		$1.95

Diluted	$1.44		$1.92

Reported net earnings per share:
Basic	$1.29		$1.68

Diluted	$1.28		$1.66

(1)

As more fully explained in the Company’s Annual Report on Form 10-K, filed on June 1, 2010, in the first fiscal quarter of 2010, we adopted the new accounting for convertible notes as required by the FASB guidance, effective retrospectively to the first fiscal quarter of 2009. The new accounting resulted in a decrease in net earnings related to non-cash interest of approximately $0.9 million, $1.4 million pre-tax, in our fourth fiscal quarter of 2010 and approximately $3.4 million, $5.2 million pre-tax, in our twelve fiscal months of 2010. Additionally, the rule adoption caused a comparable restatement of our results for the fourth fiscal quarter of 2009 by approximately $0.8 million, $1.2 million pre-tax, and our twelve fiscal months of 2009 results by a reduction in net earnings of approximately $2.6 million, $4.1 million.

(2)	Resulting from a tax free bargain purchase gain arising out of the Oerlikon acquisition-Europe.
(3)

Resulting from pre-tax restructuring charges of approximately $6.2 million in Europe in the fourth fiscal quarter of 2010 and approximately $19.2 million, $18.8 million in Europe and $0.4 million in Americas, in the fourth fiscal quarter of 2009, and approximately $13.9 million for the fiscal year 2010, $13.2 million in Europe and $0.7 million in Americas, and approximately $22.4 million, $22.0 million in Europe and $0.4 million in Americas, for the fiscal year 2009.

(4)	Resulting from pre-tax charges for acquisition activity expense of approximately $2.0 million, $1.3 million in Americas and $0.7 million in Europe, for fiscal year 2010.
(5)

Resulting from pre-tax gains of approximately $10.9 million, net of fees and expenses, from the sale of the Manchester, England manufacturing facility, recorded in the first fiscal quarter of 2009 and approximately $0.4 million from the sale of other facilities in Europe in the third fiscal quarter of 2009.

(6)	Resulting from pre-tax charge of approximately $3.4 million in the first fiscal quarter of 2009 for a litigation award, in Europe, against the Company.
(7)

Resulting from pre-tax charges of approximately $5.2 million in the first fiscal quarter of 2009 related to the refinancing of amounts borrowed under the Company’s prior senior secured credit facility. These charges are comprised of an approximate $4.0 million write-off of deferred financing fees and $1.2 million of losses incurred in terminating certain interest rate swap agreements.

(8)	Resulting from pre-tax charge for professional fees related to secondary stock offerings of approximately $0.3 million in the fiscal year 2009.

Summary of Earnings (Unaudited)

(In millions, except share and per share data)

	Fiscal quarter ended
	March 31, 2010	March 31, 2009
		(Restated) (1)
Net sales	$450.5	$393.2
Gross profit	96.5	90.3
Operating expenses	59.3	59.5
Restructuring charges	6.2	19.2
Operating earnings	31.0	11.6
Earnings before income taxes	24.8	4.4
Net earnings	$17.8	$2.5

Net earnings per common share:
Basic	$0.37	$0.05

Diluted	$0.36	$0.05

Weighted average shares outstanding:
Basic	48,342,392	47,906,364

Diluted	49,201,668	47,951,003

EnerSys

Summary of Earnings (Unaudited)

(In millions, except share and per share data)

	Fiscal year ended
	March 31, 2010	March 31, 2009
		(Restated) (1)
Net sales	$1,579.4	$1,972.9
Gross profit	360.9	413.4
Operating expenses	235.6	256.5
Bargain purchase gain	(2.9)	—
Restructuring charges	13.9	22.4
Legal proceedings charge	—	3.4
Gain on sale of manufacturing facilities	—	(11.3)
Operating earnings	114.3	142.4
Earnings before income taxes	87.3	119.1
Net earnings	$62.3	$81.9

Net earnings per common share:
Basic	$1.29	$1.68

Diluted	$1.28	$1.66

Weighted average shares outstanding:
Basic	48,122,207	48,824,434

Diluted	48,834,095	49,420,303

(1)

As more fully explained in the Company’s Annual Report on Form 10-K, filed on June 1, 2010, in the first fiscal quarter of 2010, we adopted the new accounting for convertible notes as required by the FASB guidance, effective retrospectively to the first fiscal quarter of 2009. The new accounting resulted in a decrease in net earnings related to non-cash interest of approximately $0.9 million, $1.4 million pre-tax, in our fourth fiscal quarter of 2010 and approximately $3.4 million, $5.2 million pre-tax, in our twelve fiscal months of 2010. Additionally, the rule adoption caused a comparable restatement of our results for the fourth fiscal quarter of 2009 by approximately $0.8 million, $1.2 million pre-tax, and our twelve fiscal months of 2009 results by a reduction in net earnings of approximately $2.6 million, $4.1 million.

EnerSys also announced that it will host a conference call to discuss the Company’s fourth quarter and fiscal year 2010 results and to provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Wednesday, June 2, at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Wednesday, June 2, 2010
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	800-573-4754
International Dial-In Number:	617-224-4325
Passcode:	52558377

A replay of the conference call will be available from 11:00 a.m. on June 2, 2010 through noon on July 1, 2010.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	50862863

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800/538-3627; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world under the direction of its Americas, Europe and Asia regional headquarters.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2010. No undue reliance should be placed on any forward-looking statements.